Exhibit 10.1

CONSULTING AGREEMENT AMENDMENT

CONSULTING AGREEMENT AMENDMENT (this “Amendment”), effective as of January 1, 2019, by and among Pharma-Bio Serv, Inc., a Delaware corporation (the “Company”), Strategic Consultants International, LLC, a Puerto Rico registered Limited Liability Corporation (the “Consultant”), and Elizabeth Plaza, residing in Dorado, Puerto Rico (“Plaza”).

W I T N E S S E T H:

WHEREAS, the Company, Consultant and Plaza have entered into that certain Consulting Agreement, effective as of January 1, 2014, as such Consulting Agreement has been and may be amended, restated or otherwise modified from time to time (the "Consulting Agreement"). Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Consulting Agreement; and

WHEREAS, the Company, Consultant and Plaza desire to modify the Consulting Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.
The following shall be added to the end of Section 2 of the Consulting Agreement:

This Agreement shall be extended through December 31, 2019. For purposes of this Agreement, “Extension Term” shall mean the period from January 1, 2019 through December 31, 2019. All references in this Agreement to the “Term” shall include the “Extension Term,” unless specifically indicated otherwise.

2.
All references to the “year ending October 31, 2018” in Section 5 of the Consulting Agreement shall be amended and replaced with the “year ending October 31, 2019.”

3.
Except as expressly amended by the terms of this Amendment and all prior amendments to the Consulting Agreement, the terms of the Consulting Agreement shall remain in effect and are unchanged by this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment in Dorado, Puerto Rico, this 31st day of December, 2018.

PHARMA-BIO SERV, INC. By: /s/ Pedro J. Lasanta Name: Pedro J. Lasanta Title: Chief Financial Officer and Vice President- Finance and Administration and Secretary	STRATEGIC CONSULTANTS INTERNATIONAL LLC: By: /s/ Elizabeth Plaza Name: Elizabeth Plaza Title: Consultant /s/ Elizabeth Plaza Elizabeth Plaza, individually